Exhibit (a)(1)(ii)

EXCHANGE OFFER LETTER OF TRANSMITTAL AND CONSENT

To Exchange Any and All Outstanding Redeemable Warrants

Of

PERSHING SQUARE TONTINE HOLDINGS, LTD.

for

Shares of Class A Common Stock and Solicitation of Consents

Pursuant to the Offer to Exchange

Dated July 8, 2021

by

PERSHING SQUARE TONTINE HOLDINGS, LTD.

THE WARRANT EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 9, 2021, UNLESS THE WARRANT EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The Depositary for the Warrant Exchange Offer is:

Continental Stock Transfer & Trust Company

If delivering by hand, express mail, courier or other expedited service:	By mail:

Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004	Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004

Delivery of this Exchange Offer Letter of Transmittal and Consent to an address other than as set forth above will not constitute a valid delivery to the Depositary (as defined below). You must sign this Exchange Offer Letter of Transmittal and Consent in the appropriate space provided therefor below, with signature guaranteed, if required, and complete the IRS Form W-9 included in this Exchange Offer Letter of Transmittal and Consent or an applicable IRS Form W-8, if required. The instructions set forth in this Exchange Offer Letter of Transmittal and Consent should be read carefully before you tender any of your Public Warrants (as defined below) pursuant to the Warrant Exchange Offer (as defined below).

DESCRIPTION OF REDEEMABLE WARRANTS TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if Blank, Exactly as Name(s)Appear(s) on Warrant Certificate(s)) Please make any address correction below	Shares of Redeemable Warrants Tendered (Attach additional signed list, if necessary)
☐ indicates permanent address change	Warrant Certificate Number(s)(1)	Total Number of Redeemable Warrants Represented By Warrant Certificate(s)(1)	Total Number of Redeemable Warrants Represented by Book entry (Electronic Form) Tendered	Total Number of Redeemable Warrants Tendered(2)

Total Shares of Public Warrants

(1)   Need not be completed by warrant holders tendering by book-entry transfer.

(2)   Unless a lower number of Public Warrants to be tendered is otherwise indicated, it will be assumed that all Public Warrants described above are being tendered and all Consents delivered related thereto. See Instruction 4.

By signing and submitting this Exchange Offer Letter of Transmittal and Consent you warrant that Public Warrants will not be sold, including through limit order request, unless properly withdrawn from the Warrant Exchange Offer.

The Warrant Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Public Warrants (as defined below) in any state in which the making of the Warrant Exchange Offer (or the acceptance of tenders) would be illegal. However, the Company (as defined below) may, in its discretion, take such action as it deems necessary or appropriate to enable the Company to make the Warrant Exchange Offer comply with the laws of any such state and extend the Warrant Exchange Offer to holders of Public Warrants in such state in compliance with applicable laws.

This Exchange Offer Letter of Transmittal and Consent is to be used by holders of outstanding redeemable warrants (“Public Warrants”) of Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), if certificates for Public Warrants (“Warrant Certificates”) are to be forwarded herewith or if delivery of Public Warrants is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”), unless an Agent’s Message (as defined in Instruction 2) is utilized in lieu of this Exchange Offer Letter of Transmittal and Consent, and in each case in accordance with the procedures set forth in the section of the Offer to Exchange entitled “The Warrant Exchange Offer—Procedures for Tendering Public Warrants.”

The Warrant Exchange Offer and Consent solicitation will expire at 11:59 P.M., New York City time, on August 9, 2021 (the “Expiration Time,” unless the Company extends or earlier terminates the Warrant Exchange Offer, in which event “Expiration Time” will mean the latest time and date at which the Warrant Exchange Offer, as so extended by the Company, will expire ). Holders of Warrant Certificates must tender their Public Warrants according to the procedures set forth in the section of the Offer to Exchange entitled “The Warrant Exchange Offer—Procedures for Tendering Public Warrants” prior to the Expiration Time in order to participate in the Warrant Exchange Offer. See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.

IF ANY OF THE WARRANT CERTIFICATES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, SEE INSTRUCTION 11 OF THIS EXCHANGE OFFER LETTER OF TRANSMITTAL AND CONSENT

☐

CHECK HERE IF YOU HAVE LOST YOUR WARRANT CERTIFICATE(S) AND REQUIRE ASSISTANCE IN OBTAINING REPLACEMENT CERTIFICATE(S). BY CHECKING THIS BOX, YOU UNDERSTAND THAT YOU MUST CONTACT CONTINENTAL STOCK TRANSFER & TRUST COMPANY, LLC TO OBTAIN INSTRUCTIONS FOR REPLACING LOST CERTIFICATES. SEE INSTRUCTION 11.

☐

CHECK HERE IF TENDERED PUBLIC WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (NOTE THAT ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN THE SYSTEM OF DTC MAY DELIVER PUBLIC WARRANTS BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), the above described Public Warrants, pursuant to the Company’s offer to exchange up to 22,222,222 Public Warrants for shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and consents to certain amendments to the Warrant Agreement, dated July 21, 2020 between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), upon the terms and subject to the conditions set forth in the Offer to Exchange, dated July 8, 2021 (as it may be amended, supplemented or modified from time to time, the “Offer to Exchange”), receipt of which is hereby acknowledged, and in this Letter of Transmittal and Consent (as it may be amended, supplemented or modified from time to time, this “Exchange Offer Letter of Transmittal and Consent” and, together with the Offer to Exchange, the “Warrant Exchange Offer”).

In order to effect the transactions contemplated by the Offer to Exchange, the Company is also soliciting the consents (“Consents”) as described in the Offer to Exchange with respect to certain amendments to the Warrant Agreement as further described in the Offer to Exchange (collectively, the “Proposed Amendments”). Eligible holders of Public Warrants may not deliver Consents to the Proposed Amendments without tendering their Public Warrants for exchange, and eligible holders of Public Warrants who validly tender their Public Warrants for exchange will be deemed to have validly delivered their Consents to all of the Proposed Amendments. Pursuant to the Warrant Agreement to the consents of the holders of not less than 65% of the outstanding number of warrants must be obtained for the amendments to the Warrant Agreement to be effective. Upon the terms and subject to the conditions of the Warrant Exchange Offer (and if the Warrant Exchange Offer and Consent solicitation is extended or amended, the terms and conditions of the Warrant Exchange Offer as so extended or amended) and subject to, and effective upon, acceptance of Public Warrants validly tendered herewith and not validly withdrawn prior to the Expiration Time and Consents validly delivered and not validly withdrawn in accordance with the terms of the Warrant Exchange Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all Public Warrants that are being tendered hereby and irrevocably constitutes and appoints Continental Stock Transfer & Trust Company (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Public Warrants, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Public Warrants tendered by this Exchange Offer Letter of Transmittal and Consent), to (i) deliver Warrant Certificates representing such Public Warrants or transfer ownership of such Public Warrants on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (ii) present such Public Warrants for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Public Warrants, all in accordance with the terms and subject to the conditions of the Warrant Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all Public Warrants tendered hereby, and deliver the Consents in respect thereto, and that, when the same are accepted for exchange by the Company, the Company will acquire good, valid and unencumbered title to such Public Warrants, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Public Warrants, or the Warrant Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the owner of the Public Warrants. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of any and all Public Warrants tendered hereby. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

The undersigned hereby acknowledges that delivery of any Warrant Certificate shall be effected, and risk of loss and title to such Warrant Certificate shall pass, only upon the proper delivery of such Warrant Certificate to the Depositary.

The undersigned understands that the valid tender of Public Warrants and delivery of Consents pursuant to any of the procedures described in the Offer to Exchange and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Warrant Exchange Offer. The Company’s acceptance of such Public Warrants for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Warrant Exchange Offer (and if the Warrant Exchange Offer is extended or amended, the terms of or the conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Warrant Exchange Offer, the Company may not be required to accept for exchange any Public Warrants tendered hereby.

The undersigned understands that Consents may not be revoked following the Expiration Time. The undersigned further understands that Consents must be given in order to participate in the Warrant Exchange whether the tender of Public Warrants occurs prior to or after the Expiration Time.

Unless otherwise indicated under “Special Issuance/Payment Instructions” below, please issue the shares of Class A Common Stock for the exchanged Public Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below, please send or cause to be sent the certificates for the shares of Class A Common Stock (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Public Warrants Tendered” (on the cover page of this Exchange Offer Letter of Transmittal and Consent) or to the account with the Depositary or at DTC as indicated herein. Since no fractional shares will be issued in the Warrant Exchange Offer, unless otherwise indicated under “Special Issuance/Payment Instructions” below, please issue the check for the payment price of any such fractional amounts in the name(s) of the registered holder(s) appearing above under “Description of Public Warrants Tendered.”

LOST WARRANT CERTIFICATES: PLEASE CALL CONTINENTAL STOCK TRANSFER & TRUST COMPANY AT 917-262-2378 TO OBTAIN NECESSARY DOCUMENTS TO REPLACE YOUR LOST WARRANT CERTIFICATES.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS (See Instructions 1, 5 and 7)

To be completed ONLY certificates for shares of Class A Common Stock issued in exchange for Public Warrants are to be issued in the name of someone other than the undersigned.

Name
(Please print)

Address

(Including Zip Code)

(Taxpayer Identification or Social Security No.) (Also Complete IRS Form W-9 Included Herein)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5 and 7)

To be completed ONLY if certificates for shares of Class A Common Stock issued in exchange for Public Warrants are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name
(Please print)

Address

(Including Zip Code)

IMPORTANT

WARRANTHOLDER: SIGN HERE

(PLEASE COMPLETE AND RETURN THE IRS FORM W-9 INCLUDED IN THIS EXCHANGE OFFER LETTER OF TRANSMITTAL OR AN APPLICABLE IRS FORM W-8)

Signature(s) of Holder(s) of Public Warrants

Dated:

Name(s)

(Please Print)

Capacity (full title) (See Instruction 5)

Address

(Include Zip Code)

Area Code and Telephone No.

Must be signed by registered holder(s) exactly as name(s) appear(s) on Warrant Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Warrant Certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

GUARANTEE OF SIGNATURE(S) (IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE WARRANT EXCHANGE OFFER AND RELATED CONSENT SOLICITATION

1. Guarantee of Signatures. No signature guarantee is required on this Exchange Offer Letter of Transmittal and Consent (i) if this Exchange Offer Letter of Transmittal and Consent is signed by each registered holder (which term, for purposes of this Instruction 1, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of Public Warrants ) of the Public Warrants tendered herewith, unless such registered holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Issuance Instructions” on this Exchange Offer Letter of Transmittal and Consent; or (ii) if such Public Warrants are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member of or participant in a recognized “Medallion Program” approved by the Securities Transfer Association Inc., including the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”). In all other cases, all signatures on this Exchange Offer Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 5.

2. Requirements of Tender. No alternative, conditional or contingent tenders will be accepted. In order for Public Warrants to be validly tendered pursuant to the Warrant Exchange Offer, the warrant holder must follow one of the following procedures:

For Public Warrants held as physical certificates, the Warrant Certificates representing tendered Public Warrants, a properly completed and duly executed Exchange Offer Letter of Transmittal and Consent, together with any required signature guarantees, and any other documents required by this Exchange Offer Letter of Transmittal and Consent, must be received by the Depositary at one of its addresses set forth on the front page of this Exchange Offer Letter of Transmittal and Consent before the Expiration Time.

For Public Warrants held in book-entry form, either a properly completed and duly executed Exchange Offer Letter of Transmittal and Consent, together with any required signature guarantees, or an Agent’s Message in lieu of this Exchange Offer Letter of Transmittal and Consent, and any other documents required by this Exchange Offer Letter of Transmittal and Consent, must be received by the Depositary at one of its addresses set forth on the front page of this Exchange Offer Letter of Transmittal and Consent, and such Public Warrants must be delivered according to the book-entry transfer procedures (as set forth in the section of the Offer to Exchange entitled “The Warrant Exchange Offer—Procedures for Tendering Public Warrants”) and a timely confirmation of a book-entry transfer of Public Warrants into the Depositary’s account at DTC (a “Book-Entry Confirmation”) must be received by the Depositary, in each case before the Expiration Time.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation that states that DTC has received an express acknowledgment from the participant in DTC’s systems tendering the Public Warrants that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of this Exchange Offer Letter of Transmittal and Consent and that the Company may enforce such agreement against the participant.

The method of delivery of Public Warrants and Consents, this Exchange Offer Letter of Transmittal and Consent and all other required documents, including delivery through DTC, is at the election and risk of the tendering warrant holder. Public Warrants will be deemed delivered (and the risk of loss of Warrant Certificates will pass) only when actually received by the Depositary (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No fractional Public Warrants may be tendered for exchange. By executing this Exchange Offer Letter of Transmittal and Consent, the tendering warrant holder waives any right to receive any notice of the acceptance for exchange of Public Warrants.

3. Inadequate Space. If the space provided herein is inadequate, Warrant Certificate numbers, the number of Public Warrants represented by such Warrant Certificates and/or the number of Public Warrants tendered should be listed on a signed separate schedule attached hereto.

4. Partial Tenders. If fewer than all Public Warrants represented by any Warrant Certificate and/or Book-Entry Confirmation delivered to the Depositary are to be tendered, fill in the number of Public Warrants that are to be tendered in the box entitled “Total Number of Public Warrants Tendered.” In such case, a Direct Registration Book Entry Statement for the remainder of Public Warrants represented by the old certificate will be issued and sent to the person(s) signing this Exchange Offer Letter of Transmittal and Consent, unless otherwise provided in the appropriate box on this Exchange Offer Letter of Transmittal and Consent, as promptly as practicable following the expiration or termination of the Warrant Exchange Offer. All Public Warrants represented by Warrant Certificates and/or Book-Entry Confirmation delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Exchange Offer Letter of Transmittal and Consent; Stock Powers and Endorsements.

(a) Exact Signatures. If this Exchange Offer Letter of Transmittal and Consent is signed by the registered holder(s) of Public Warrants tendered hereby, then the signature(s) must correspond with the name(s) as written on the face of such Warrant Certificates for such Public Warrants without alteration, enlargement or any change whatsoever.

(b) Holders. If any Public Warrants tendered hereby are held of record by two or more persons, then all such persons must sign this Exchange Offer Letter of Transmittal and Consent.

(c) Different Names on Share Certificates. If any Public Warrants tendered hereby are registered in different names on different Warrant Certificates, then it will be necessary to complete, sign and submit as many separate Exchange Offer Letters of Transmittal as there are different registrations of Warrant Certificates.

(d) Endorsements. If this Exchange Offer Letter of Transmittal and Consent is signed by the registered holder(s) of Public Warrants tendered hereby, then no endorsements of Warrant Certificates for such Public Warrants are required unless exchange for shares of Class A Common Stock is to be made, or Public Warrants not tendered or not exchanged are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Warrant Certificates must be guaranteed by an Eligible Institution.

If this Exchange Offer Letter of Transmittal and Consent is signed by a person other than the registered holder(s) of Public Warrants tendered hereby, then Warrant Certificates for such Public Warrants must be endorsed, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such Warrant Certificates for such Public Warrants. Signature(s) on any such Warrant Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Exchange Offer Letter of Transmittal and Consent or any Warrant Certificate is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, then such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted. Proper evidence of authority includes a power of attorney, a letter testamentary or a letter of appointment.

6. Special Issuance and Special Delivery Instructions. If Public Warrants are to be tendered by this Exchange Offer Letter of Transmittal and Consent in the name of, and, if appropriate, Warrant Certificates and/or Book-Entry Confirmation for Public Warrants not tendered or not accepted for exchange are to be issued to, any person(s) other than the signer of this Exchange Offer Letter of Transmittal and Consent, then the appropriate box on this Exchange Offer Letter of Transmittal and Consent must be completed.

7. IRS Form W-9. To avoid backup withholding imposed on the receipt of cash for fractional shares of Class A Common Stock, a tendering warrant holder that is a United States person (as defined for United States federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9, which is included herein following “Important Tax Information” below, and to certify, under penalties of perjury, that such number is correct and that such warrant holder is not subject to backup withholding of federal income tax, and that such warrant holder is a United States person (as defined for United States federal income tax purposes). See the instructions enclosed with the IRS Form W-9 included in this Exchange Offer Letter of Transmittal and Consent for more instructions.

Certain warrant holders (including, among others, corporations) may not be subject to backup withholding on the receipt of cash in lieu of fractional shares of Class A Common Stock. Foreign warrant holders that are not United States persons (as defined for United States federal income tax purposes) should submit an appropriate and properly completed applicable IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding on the receipt of cash in lieu of fractional shares of Class A Common Stock. Such warrant holders should consult a tax advisor to determine which Form W-8 is appropriate.

8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Public Warrants will be determined by the Company in its sole discretion. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any of Closing Conditions (as defined in the Offer to Exchange) of the Warrant Exchange Offer and the Company reserves the absolute right to waive any defect or irregularity in the tender of any Public Warrants of any particular warrant holder, whether or not similar defects or irregularities are waived in the case of other warrant holders. No tender of Public Warrants will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of the Company. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company’s interpretation of the terms and conditions of the Warrant Exchange Offer (including this Exchange Offer Letter of Transmittal and Consent and the instructions hereto) will be final and binding on all parties.

9. Questions and Requests for Additional Copies. The Information Agent may be contacted at the address and telephone number set forth on the last page of this Exchange Offer Letter of Transmittal and Consent for questions and/or requests for additional copies of the Offer to Exchange, this Exchange Offer Letter of Transmittal and Consent and other Warrant Exchange Offer materials. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. Such copies will be furnished promptly at the Company’s expense.

10. Lost, Destroyed or Stolen Certificates. If any Warrant Certificate representing Public Warrants has been lost, destroyed or stolen, then the warrant holder should promptly notify Continental Stock Transfer & Trust Company, as transfer agent (the “Transfer Agent”), at 917-262-2378, regarding the requirements for replacement. The warrant holder will then be instructed as to the steps that must be taken in order to replace such Warrant Certificate(s). You may be required to post a bond to secure against the risk that the Warrant Certificate(s) may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions and for a determination of whether you will need to post a bond and to permit timely processing of this documentation. This Exchange Offer Letter of Transmittal and Consent and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Warrant Certificates have been followed.

Warrant Certificates evidencing tendered Public Warrants, or a Book-Entry Confirmation into the Depositary’s account at DTC, as well as this Exchange Offer Letter of Transmittal and Consent, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (if utilized in lieu of this Exchange Offer Letter of Transmittal and Consent in connection with a book-entry transfer), and any other documents required by this Exchange Offer Letter of Transmittal and Consent, must be received before the Expiration Time.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a warrant holder who receives cash in lieu of fractional shares of Class A Common Stock and is a United States person (as defined for United States federal income tax purposes) surrendering Public Warrants must, unless an exemption applies, provide the Depositary (as payer) with the warrant holder’s correct taxpayer identification number (if applicable) on IRS Form W-9, a copy of which is included in this Exchange Offer Letter of Transmittal and Consent. If the warrant holder is an individual, then the warrant holder’s TIN is generally such warrant holder’s Social Security number. If the correct TIN is not provided, then the warrant holder may be subject to a penalty imposed by the IRS.

Certain warrant holders (including, among others, corporations) may not be subject to backup withholding and reporting requirements on the receipt of cash in lieu of fractional shares of Class A Common Stock. In order for an exempt foreign warrant holder to avoid such backup withholding, such person should complete, sign and submit an appropriate IRS Form W-8 signed under penalties of perjury, attesting to his, her or its exempt status. An IRS Form W-8 can be obtained from the Depositary. Such warrant holders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt warrant holders, other than foreign warrant holders, should furnish their TIN, complete the “Exempt payee” box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding on the receipt of cash in lieu of fractional shares of Class A Common Stock. See the instructions enclosed with the IRS Form W-9 included in this Exchange Offer Letter of Transmittal and Consent for additional instructions.

NOTE: FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 INCLUDED IN THIS EXCHANGE OFFER LETTER OF TRANSMITTAL AND CONSENT (OR AN APPROPRIATE IRS FORM W-8) MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE ON THE RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES OF CLASS A COMMON STOCK PURSUANT TO THE WARRANT EXCHANGE OFFER. PLEASE REVIEW THE INSTRUCTIONS ENCLOSED WITH THE IRS FORM W-9 INCLUDED IN THIS EXCHANGE OFFER LETTER OF TRANSMITTAL AND CONSENT FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE TIN ON THE IRS FORM W-9.

[Insert current IRS W-9 form].

(This page intentionally left blank)

The Depositary for the Warrant Exchange Offer is:

Continental Stock Transfer & Trust Company

If delivering by hand, express mail, courier or other expedited service:	By mail:

Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004	Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004

Questions and requests for assistance may be directed to Morrow Sodali LLC, the information agent for the Warrant Exchange Offer (the “Information Agent”), at the address and telephone number set forth below. In addition, requests for additional copies of the Offer to Exchange, this Exchange Offer Letter of Transmittal and Consent and other exchange offer materials may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. Such copies will be furnished promptly at the Company’s expense.

The Information Agent for the Warrant Exchange Offer is:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

(800) 662-5200